SUPPLEMENT TO
            OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT

                         AMERICAN TELECASTING, INC.

                         OFFER TO PURCHASE FOR CASH
                              A PORTION OF ITS
                       SENIOR DISCOUNT NOTES DUE 2004
                                    AND
                       SENIOR DISCOUNT NOTES DUE 2005
                                    AND
                        SOLICITATION OF CONSENTS FOR
                      WAIVERS UNDER RELATED INDENTURES


        THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 7, 1998, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS OF NOTES MAY NOT GENERALLY BE WITHDRAWN. CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE CONSENT DATE (AS HEREINAFTER DEFINED). IF THE CONSENT CONDITION (AS HEREINAFTER DEFINED) IS NOT SATISFIED ON OR PRIOR TO 5:00 PM, NEW YORK CITY TIME, ON APRIL 28, 1998, UNLESS EXTENDED, PURCHASER CURRENTLY INTENDS TO TERMINATE THE OFFER WITHOUT PURCHASING ANY NOTES THEREUNDER.

        This Supplement supplements the Offer to Purchase and Consent Solicitation Statement dated April 9, 1998 (the "Statement"), and the accompanying Consent and Letter of Transmittal (the "Consent and Letter of Transmittal" and, together with the Statement, the "Offer") with respect to the offer by American Telecasting, Inc., a Delaware corporation ("Purchaser"), to purchase for cash a portion of its Senior Discount Notes due 2004 (the "2004 Notes") and a portion of its Senior Discount Notes due 2005 (the "2005 Notes" and, together with the 2004 Notes, the "Notes") from Holders (as defined in the related Indentures) thereof, at a cash price in the case of the 2004 Notes equal to $255 per $1,000 principal amount at maturity of the Notes purchased and in the case of the 2005 Notes equal to $225 per $1,000 principal amount at maturity of the Notes purchased (the "Offer Consideration"). The terms and conditions of the Offer, including the Offer Consideration and the maximum of $17.5 million available for the purchase of Notes, remain unchanged.

        As described elsewhere in this Supplement in greater detail, Purchaser has amended the Solicitation to propose amendments to the Asset Disposition Covenants that, if they are approved and become effective, would require Purchaser to use a portion of any additional net proceeds received by it under the BellSouth Agreement to offer to repurchase Notes and permit Purchaser to retain or use a portion of such net proceeds without regard to the 270 day reinvestment period provided for in the Asset Disposition Covenants. See "Proposed Amendments to the Indentures" in this Supplement. The Solicitation continues to provide for the Proposed Waivers. The Proposed Waivers and the Proposed Amendments constitute a unified proposal and accordingly neither may be approved and become effective independently of the other.

         All capitalized terms used in this Supplement which are not otherwise defined herein shall have the meanings ascribed to them in the Statement.

        PURCHASER'S OBLIGATION TO ACCEPT FOR PURCHASE, AND TO PAY FOR, NOTES VALIDLY TENDERED PURSUANT TO THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM TENDER OF EITHER THE 2004 NOTES OR THE 2005 NOTES OR OBTAINING ANY FINANCING BUT IS SUBJECT TO SATISFACTION OF THE CONSENT CONDITION ON OR PRIOR TO 5:00 PM, NEW YORK CITY TIME, ON APRIL 28, 1998, UNLESS EXTENDED, AND TO CERTAIN OTHER CONDITIONS. PURCHASER, IN ITS SOLE DISCRETION, MAY WAIVE ANY OF THE CONDITIONS OF THE OFFER, IN WHOLE OR IN PART, AT ANY TIME AND FROM TIME TO TIME.

            The Dealer Manager for the Offer and the Financial Advisor for the Solicitation is:

                          ------------------------

                        DONALDSON, LUFKIN & JENRETTE
                           SECURITIES CORPORATION
                               APRIL 22, 1998



PROPOSED AMENDMENTS TO THE INDENTURES.

        Purchaser has amended the Solicitation to solicit consents to amend the Asset Disposition Covenants (the "Proposed Amendments"). The Solicitation continues to provide for the Proposed Waivers. The Proposed Waivers and the Proposed Amendments constitute a unified proposal and accordingly neither may be approved and become effective independently of the other. All Consents delivered by Holders shall apply to both the Proposed Waivers and the Proposed Amendments. The Proposed Waivers and the Proposed Amendments will be embodied in an amendment to the Indenture in the form set forth in the supplemental indentures (the "Supplemental Indentures") to be executed immediately upon receipt of the Requisite Consents (as hereinafter defined). The time and date on which the Supplemental Indentures are executed is hereinafter referred to as the "Consent Date." The Supplemental Indentures will become effective upon execution by Purchaser and the Trustee on the Consent Date. The Proposed Amendments and the Proposed Waivers, however, will not become operative unless Notes are accepted for purchase by Purchaser pursuant to the Offer on or prior to June 8, 1998. Thereafter, the Proposed Amendments and the Proposed Waivers will be binding on each Holder of the Notes remaining outstanding, whether or not such Holder tendered Notes pursuant to the Offer. The Indentures, without giving effect to the Proposed Amendments and the Proposed Waivers, will remain in effect until the Proposed Amendments and the Proposed Waivers become operative. If the Offer is terminated or withdrawn, or the Notes are never accepted for purchase, the Supplemental Indentures will never become operative.

        Pursuant to the terms of the Indentures, the Proposed Amendments and the Proposed Waivers require the written consent of the Holders of at least a majority in principal amount at maturity of the 2004 Notes outstanding and at least a majority in principal amount at maturity of the 2005 Notes outstanding (together, the "Requisite Consents").

        The summaries of provisions of the Indentures set forth below are qualified in their entirety by reference to the full and complete terms contained in the Indentures. Capitalized terms used herein without definition have the same meanings as set forth in the respective Indentures. Holders may obtain copies of the Indentures and the proposed forms of Supplemental Indentures without charge from the Dealer Manager. Copies of the Indentures have also been filed by Purchaser with the SEC and may be obtained from the SEC as described in the Statement in "Available Information".

         The Asset Disposition Covenants are provisions contained in
Section 1016 of each of the Indentures that require that Net Available Proceeds from asset sales by Purchaser or its subsidiaries that are not used by Purchaser or its subsidiaries within 270 days following receipt to acquire new assets or to retire indebtedness be used to make a pro rata offer to purchase outstanding 2004 Notes and 2005 Notes at a purchase price equal to 100% of the Accreted Value thereof to any purchase date prior to maturity; provided, that, if the remaining Net Available Proceeds is less than $5.0 million, such offer to purchase may be deferred until Net Available Proceeds shall exceed $5.0 million.

        The Proposed Amendments would amend the "Asset Disposition Covenants" described above in the case of any and all net proceeds received by Purchaser or any of its subsidiaries from (i) the up to $46.2 million in proceeds that may be received in connection with other dispositions contemplated by the BellSouth Agreement that close after the Expiration Date ("Future BellSouth Dispositions"), depending on the total number of channel leases and licenses ultimately delivered by Purchaser to BellSouth, and (ii) the up to approximately $6.4 million in proceeds that may be received from an escrow account that was established under the BellSouth Agreement in connection with a disposition completed prior to the date of this Statement (the "Escrow Proceeds").

        No later than 30 days after the aggregate amount of Net Available Proceeds resulting from Future BellSouth Dispositions and the Escrow Proceeds first equals or is greater than $10 million, Purchaser shall be obligated to utilize 57% of the amount of such Net Available Proceeds to make an offer to purchase the outstanding Notes (a "Required Offer"), which Required Offer shall remain open for a minimum of 20 business days, unless extended, at a purchase price in cash equal to the greater of (i) $280.50 per $1,000 principal amount at maturity in the case of the 2004 Notes and $247.50 per $1,000 principal amount at maturity in the case of the 2005 Notes and (ii) the market value of the Notes as determined on the date preceding the date of the commencement of the Required Offer by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), the financial advisor to Purchaser. If the aggregate principal amount of Notes tendered by Holders thereof pursuant to a Required Offer exceeds the amount of the 57% of the Net Available Proceeds to be used for the purchase of the Notes, the Notes shall be selected for purchase on a pro rata basis. Upon completion of a Required Offer, the amount of Net Available Proceeds shall be reset at zero. The 43% of the amount of such Net Available Proceeds not to be utilized for such Required Offer to purchase, as well as the amount of the 57% of the Net Available Proceeds to be used to purchase Notes pursuant to such Required Offer that is in excess of the amount required to purchase the Notes tendered by Holders thereof (the "Unencumbered Net Available Proceeds"), shall not be subject to any such tender obligation and shall be freely available for use by Purchaser as it deems appropriate. In addition, any and all financial advisor, legal and other costs and fees incurred by Purchaser in connection with completing or facilitating any Future BellSouth Dispositions, Escrow Proceeds or any Required Offer as described in this Statement shall be deemed to be reduce Net Available Proceeds resulting from Future BellSouth Dispositions and Escrow Proceeds that are required to be used to purchase Notes. At such time that the amount of Net Available Proceeds resulting from additional Future BellSouth Dispositions or Escrow Proceeds equals or is greater than $5 million (which amount shall not include the Unencumbered Net Available Proceeds), Purchaser shall be obligated to utilize 57% of the amount of such additional Net Available Proceeds to make a subsequent Required Offer, subject to the same terms and conditions set forth above applicable to the initial Required Offer. The Proposed Amendments would not restrict Purchaser from using Unencumbered Net Available Proceeds for the purchase or other retirement of Notes on such terms as it determines to be appropriate.

        The Proposed Amendments would not apply to net proceeds that may be received from dispositions of assets that Purchaser may undertake other than pursuant to the BellSouth Agreement. Accordingly, Purchaser would not be required to use such net proceeds to make a Required Offer as described above to but would continue to obligated to offer to repurchase Notes at accreted value at the end of the 270 day reinvestment period as and to the extent currently provided in the Asset Disposition Covenants.

        Purchaser expects, based on discussions with certain Holders of significant positions in the Notes, that the Requisite Consents will be delivered on a timely basis under the Solicitation as amended.

CERTAIN ADDITIONAL TERMS OF THE OFFER

        Holders who desire to tender their Notes pursuant to the Offer and receive the Offer Consideration are required to consent to the Proposed Waivers and Proposed Amendments with respect to such Notes. Holders will not receive any additional consideration for their consent to the Proposed Waivers and Proposed Amendments. Holders may consent to the Proposed Waivers and Proposed Amendments without tendering their Notes pursuant to the Offer, but will not receive any consideration therefor. The Offer is subject, among other things, execution by Purchaser and the Trustee of the Supplemental Indentures providing for the Proposed Waivers and Proposed Amendments following receipt of the Requisite Consents (the "Consent Condition"). If the Consent Condition is not satisfied on or prior to 5:00 PM, New York City time, on April 28, 1998, unless extended, Purchaser currently intends to terminate the Offer without purchasing any Notes thereunder.

        Tenders of Notes may not generally be withdrawn. If Purchaser reduces either (a) the principal amount of Notes subject to the Offer or
(b) the Offer Consideration, then previously tendered Notes may be validly withdrawn until the expiration of ten business days after the date that notice of any such reduction is first published, given or sent to Holders by Purchaser. In the event of a termination of the Offer, the Notes tendered pursuant to the Offer will be returned to the tendering Holders promptly. If Purchaser makes a material change in the terms of the Offer or the information concerning the Offer or waives a material condition of the Offer, Purchaser will disseminate additional Offer materials and extend the Offer to the extent required by law.

        Consents may be revoked at any time prior to the Consent Date, but a valid revocation of a Consent will render a tender of Notes defective. For a revocation of a Consent to be valid, such revocation must comply with the procedures set forth in the Statement. If, prior to the Consent Date, the Solicitation is amended in a manner determined by Purchaser, in its sole discretion, to constitute a material adverse change to the Holders, Purchaser promptly will disclose such amendment and may, if appropriate, extend the Solicitation for a period deemed by Purchaser to be adequate to permit Holders to properly deliver or revoke their Consents. Other than as set forth in the Statement, once delivered, Consents may not be revoked.

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered Notes or Consents will be determined by Purchaser, in Purchaser's sole discretion exercised in good faith (whose determination shall be final and binding). Purchaser reserves the absolute right to reject any or all tenders of any Notes or Consents determined by it in good faith not to be in proper form or, in the case of Notes, if the acceptance for payment of, or payment for, such Notes may, in the opinion of Purchaser's counsel, be unlawful. Purchaser also reserves the absolute right, in its sole discretion, to waive any of the conditions of the Offer or any defect or irregularity in any tender with respect to Notes or Consents of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. Purchaser's good faith interpretation of the terms and conditions of the Offer and the Solicitation (including the Consent and Letter of Transmittal and the Instructions thereto) will be final and binding. None of Purchaser, the Depositary, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If Purchaser waives its right to reject a defective tender of Notes, the Holder will be entitled to the Offer Consideration.

        DLJ has been engaged to act as the Dealer Manager in connection with the Offer and the Financial Advisor in connection with the Solicitation. Any Holder that has questions concerning the terms of the Offer or the Solicitation may contact the Dealer Manager at its address and telephone numbers set forth on the back cover page of this Statement.

        Facsimile copies of the Consent and Letter of Transmittal will not be accepted. The Consent and Letter of Transmittal, Notes and any other required documents should be sent or delivered by each Holder or its broker, dealer, commercial bank or other nominee to the Depositary at one of its addresses set forth below.

           THE DEPOSITARY FOR THE OFFER AND THE SOLICITATION IS:

                    STATE STREET BANK AND TRUST COMPANY


                 By Mail                                     By Overnight Courier

       State Street Bank and Trust Company                State Street Bank and Trust Company
           Corporate Trust Department                         Corporate Trust Department
           P.O. Box 778                                         Two International Place
           Boston, Massachusetts 02102                        Boston, Massachusetts 02110
          Attention:  Sandra Szczsponik                      Attention:  Sandra Szczsponik

       By Hand in New York (as Drop Agent)                         By Hand in Boston

    State Street Bank and Trust Company, N.A.          State Street Bank and Trust Company, N.A.
                   61 Broadway                                  Two International Place
     Concourse Level, Corporate Trust Window                 Fourth Floor, Corporate Trust
            New York, New York  10006                        Boston, Massachusetts  02110

           By Facsimile Transmission:                            Confirm by Telephone:
        (For Eligible Institutions Only)
                 (617) 664-5290                                     (617) 664-5314



        Any questions or requests for assistance or additional copies of this Statement, the Consent and Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Dealer Manager at the telephone numbers and location listed below. You may also contact your broker, dealer, commercial bank or trust company or nominee for assistance concerning the Offer and the Solicitation.

             THE DEALER MANAGER FOR THE OFFER AND THE FINANCIAL ADVISOR FOR THE SOLICITATION IS:

                        DONALDSON, LUFKIN & JENRETTE
                           SECURITIES CORPORATION
                           600 California Street
                      San Francisco, California 94108
                           Attention: Arun Arora
                       Call (415) 249-2125 (collect)
                                     or
                         1-800-227-4492 (toll-free)